Exhibit 99.1
For Release March 10, 2011
1:00pm Pacific
Clearwire Names Chairman John Stanton as Interim CEO
Erik Prusch Promoted to COO; Hope Cochran Promoted to CFO
KIRKLAND, Wash., — March 10, 2011 — Clearwire (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today announced changes to the company’s executive leadership team.
John Stanton, chairman of Clearwire’s board of directors and former CEO of Western Wireless and VoiceStream Wireless, has been named CEO of Clearwire on an interim basis, effective immediately. Stanton will continue to serve in his role as board chairman.
Stanton replaces Bill Morrow who has resigned as CEO and as a director of the board, citing personal reasons. Morrow will continue to serve as an advisor to the company during the transition period. The company has appointed a search committee, chaired by board member Dennis Hersch, to lead the hiring process for a new CEO.
“I would like to commend Bill for his tremendous leadership in building the first U.S. 4G network, adding more than 5 million subscribers, and raising funds in a challenging economic environment,” said John Stanton. “Bill built a strong leadership team which enables us to promote Erik Prusch and Hope Cochran to new roles. Together, the entire management team at Clearwire remains focused on delivering value to its customers and shareholders.”
Other Executive Appointments
As part of today’s announcement, Erik Prusch, Clearwire’s CFO, has been promoted to the newly created position of chief operating officer (COO). In this position, Prusch will be responsible for the company’s day-to-day operations, including wholesale and retail sales, marketing, customer service, supply chain, human resources, IT and network operations. In addition, Hope Cochran, Clearwire’s senior vice president and treasurer, has been promoted to the position of CFO. Cochran will be responsible for all of the company’s financial and investor related functions, including overseeing Clearwire’s ongoing fundraising efforts.
The company also announced that Mike Sievert, chief commercial officer, and Kevin Hart, CIO, are both leaving the company to pursue other opportunities. Both Sievert and Hart will remain with the company for a transition period. “We thank Mike and Kevin for their service and contributions during an incredible period of growth for Clearwire, and we wish them continued success in the future,” said Stanton.
Today’s changes in executive leadership are not expected to impact the company’s progress on an agreement with Sprint to resolve wholesale pricing disputes. Clearwire believes that an agreement with Sprint is imminent.
Stanton has held numerous leadership positions during his career in the wireless industry. He currently serves as chairman of the board of Trilogy Partnerships including Trilogy International Partners which operates wireless systems in Haiti, Dominican Republic, Bolivia and New Zealand. Stanton served as chairman and CEO of Western Wireless Corporation from 1992 until its acquisition by ALLTEL Corporation in 2005. From 1994 to 2003, Stanton served as chairman and CEO of VoiceStream Wireless Corporation, which was sold to Deutsche Telecom and became T-Mobile USA.
About Clearwire
Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where 120 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at www.clearwire.com.
Clearwire, CLEAR, and the CLEAR logo are trademarks or registered trademarks of Clearwire Communications LLC in the United States and/or other countries. All other company or product names are trademarks of their respective owners.
Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all.

•	Our current plans, and our expectations about becoming EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•	We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•	There are unresolved issues with Sprint relating to the application of existing wholesale pricing provisions under our commercial agreements. If we are unable to reach a resolution on these issues, or we end up receiving amounts that are less than expected, it could require us to revise our current business plans and projections and could also adversely affect our results of operations and financial condition.

•	We have deployed a wireless broadband network based on mobile WiMAX technology, and would incur significant costs to deploy alternative technologies. Additionally, such alternative technologies may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully transition from the current technology to the new technology without disruptions to customer service.

•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.

•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Sprint Nextel Corporation owns a majority of our shares, resulting in Sprint holding a majority voting interest in the Company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011. Clearwire assumes no obligation to update or supplement such forward-looking statements.
Clearwire Contacts
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

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